Exhibit 99

Quad/Graphics to Acquire Vertis

Acquisition Strengthens and Expands Quad/Graphics'
Retail Advertising Insert, Direct Marketing and In-Store Marketing Solutions

Vertis Holdings, Inc., and Its Subsidiaries File Voluntary Chapter 11 Petitions to
Facilitate Sale, Provide Continuity for Clients and Employees

SUSSEX, WI and BALTIMORE, MD – October 10, 2012 – Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics”) and Vertis Holdings, Inc. (“Vertis”) today announced the execution of an agreement through which Quad/Graphics will acquire substantially all of the assets comprising Vertis' businesses for $258.5 million, which includes the payment of approximately $88.5 million for current assets that are in excess of normalized working capital requirements. Upon completion, the acquisition will enhance Quad/Graphics' position as a leader in the production of retail advertising inserts, direct marketing and in-store marketing solutions while providing continuity, financial stability and continued business investment for Vertis' clients and employees.

Quad/Graphics intends to use cash on hand and draw on its revolving credit facility to finance the acquisition of Vertis. Vertis expects to generate approximately $1.1 billion in revenues and approximately $60 million in EBITDA, adjusted for restructuring, impairment and other transaction-related expenses, during fiscal year 2012. After taking into account significant anticipated synergies, Quad/Graphics expects that the acquisition will be accretive to earnings, excluding any non-recurring integration costs. The combined entity will realize efficiencies and cost-savings derived from a superior and more efficient operating platform, expanded volume-driven mailings and more efficient procurement programs.

Clients will benefit from an enhanced range of products, services and revenue-generating solutions; expanded industry vertical expertise; increased manufacturing flexibility and distribution efficiencies from an extended geographic footprint; and new opportunities to realize mailing and distribution cost-savings from the combined volumes and capabilities of the two companies.

“Quad/Graphics believes in the power of print in today's multichannel media world and this acquisition further strengthens our ability to help retailers and direct marketers drive meaningful business results,” said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. “The combination of Quad/Graphics and Vertis is a natural and strategic fit. The complementary capabilities of our two businesses in retail advertising inserts, direct marketing and in-store marketing will further strengthen and expand our offerings, and will allow us to even better serve our clients, achieve additional efficiencies and build long-term value for our shareholders. We look forward to welcoming Vertis' clients and employees into our family.”

Vertis' board and senior management team accepted the offer from Quad/Graphics following an extensive and in-depth process to review strategic opportunities for its businesses conducted over the past several months.

“The offer from Quad/Graphics was the most compelling proposal we received because it ensures continuity for clients and the greatest number of opportunities for our employees while also maximizing value for our stakeholders,” said Gerald Sokol, Jr., Chief Executive Officer of Vertis. “By combining the talents and resources of these two great companies, we will be able to enhance the levels of service, quality and technological innovation we provide to our clients, further improving the effectiveness of our programs and increasing clients' returns on their marketing investments. We are excited by the opportunities ahead and thank our lenders for their continued support in securing a smooth transition for our businesses.”

To facilitate the intended sale, Vertis, along with its subsidiaries, has filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code and, at the same time, filed documents seeking the Bankruptcy Court's approval of the proposed sale to Quad/Graphics. Vertis has the support of its lenders with respect to the sale to Quad/Graphics.

As part of the sale through the Chapter 11 case, Vertis and its advisors will evaluate any competing bids that may be submitted in order to ensure it receives the highest and best offer for its assets. The agreement with Quad/Graphics comprises the initial stalking horse bid in the Court-supervised auction process under Section 363 of the Bankruptcy Code. Vertis and Quad/Graphics anticipate the sale will be approved by the Bankruptcy Court during the fourth quarter of 2012 and will most likely close in the first quarter of 2013, pending the receipt of customary regulatory approvals.

Vertis expects to operate its business as usual until the sale closes and, subject to the Bankruptcy Court's approval, has obtained $150 million in debtor-in-possession financing from a group of lenders led by GE Capital, Restructuring Finance to ensure it is able to meet its financial obligations throughout the Chapter 11 cases. Vertis also has filed a series of first day motions seeking authority to continue paying employee wages and benefits; honoring media prepayments, postage deposits and other commitments under existing client programs; and otherwise managing its day-to-day operations and serving its clients as usual. Vertis expects to pay suppliers in the normal course for all goods and services delivered after October 10, 2012. Payment for goods and services delivered prior to the filing will be addressed by Vertis through the Chapter 11 process.

Vertis' clients and suppliers can access additional information about the Company's Chapter 11 filing on its dedicated website, www.VertisRestructuring.com. Vertis also has established a supplier support center, which may be reached at (866) 927-7076 or SupplierSupport@vertisinc.com.

Quad/Graphics will announce its plans for integration following the completion of the sale process, including any changes to the combined companies' manufacturing and service platform.

Vertis is advised in this transaction by Perella Weinberg Partners, Alvarez & Marsal, and Cadwalader, Wickersham & Taft LLP. Quad/Graphics is advised by Blackstone Advisory Partners, Arnold & Porter LLP and Foley & Lardner LLP, special counsel for antitrust advice.

Notes Regarding Forward-Looking Statements
To the extent any statements made in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe,” or “continue,” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Quad/Graphics or Vertis. These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements. These risks, uncertainties and other factors are in discussed in Item 1A of Quad/Graphics' most recent Form 10-K and including among other the following: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the potential inability of the Quad/Graphics to reduce costs and improve operating efficiency rapidly enough to meet market conditions; Quad/Graphics may be unable to achieve the potential synergies expected from the completed acquisition of Vertis or it may take longer or cost more than expected to achieve those synergy savings; unexpected costs or liabilities related to the acquisition of Vertis; failure to successfully integrate the operations of Quad/Graphics and Vertis; the filing by Vertis of voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code as part of the transaction process and any possible negative impacts flowing therefrom; the impact of electronic media and similar technological changes; the impact of changing future economic conditions; the potential failure to renew long-term contracts with customers, the renewal of those contracts under different terms, or customer nonperformance in accordance with the terms and for the duration of long-term contracts; significant capital expenditures may be needed to maintain Quad/Graphics' platform and processes and to remain technologically and economically competitive; the impact of fluctuations in costs (including labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in environmental and privacy laws and postal rates, regulations and services; the impact on Quad/Graphics class A common shareholders of a limited active market for Quad/Graphics common stock and the inability to independently elect directors or control decisions due to the class B common stock voting rights; an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of goodwill, other intangible assets and property, plant and equipment; restrictions imposed by various covenants in the Company's debt facilities may affect the Company's ability to operate its business; and the inability to retain and attract additional, key employees, or the adverse effects of any strikes or other labor protests.

Quad/Graphics and Vertis caution that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics' filings with the United States Securities and Exchange Commission and other uncertainties and potential events when relying on forward-looking statements to make decisions with respect to Quad/Graphics.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Except to the extent required by the federal securities laws, neither Quad/Graphics nor Vertis undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts/circulars, direct mail, books, directories, and commercial and specialty products, including in-store signage. Headquartered in Sussex, Wis. (just west of Milwaukee), the Company has approximately 22,000 full-time equivalent employees working from more than 50 print-production facilities as well as other support locations throughout North America, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today's multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

About Vertis
Vertis is a results-driven marketing communications company that delivers inventive advertising, direct marketing and interactive solutions to prominent brands across North America. Our deep industry knowledge and extensive range of offerings—including integrated data solutions, digital program management systems, creative services, world-class print and mail production, logistics, out-of-home and business process outsourcing—are used to deliver superior program performance that drives bottom line results for our clients. www.vertisinc.com

Quad/Graphics Media Contact:
Claire Ho, Quad/Graphics, 414-566-2955, Claire.Ho@qg.com

Quad/Graphics Investor Relations Contact:
Kelly Vanderboom, Quad/Graphics, 414-566-2464, Kelly.Vanderboom@qg.com

Vertis Media Contact:
Shannon Stucky, FTI Consulting, 212-850-5755, Shannon.Stucky@fticonsulting.com

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